Exhibit 10.7

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “First Amendment”) is made as of this 22nd day of July, 2004 by and among

DUANE READE, a New York general partnership, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE INC. a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DRI I INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE INTERNATIONAL, INC., a Delaware corporation, having a mailing address at P.O. Box 32216, Newark, New Jersey 07102; and

DUANE READE REALTY, INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

the LENDERS party hereto; and

FLEET NATIONAL BANK, as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

FLEET NATIONAL BANK, as Administrative Agent for the Lenders, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

FLEET RETAIL GROUP, INC. (f/k/a Fleet Retail Finance Inc.), as Collateral Agent for the Lenders, a Delaware corporation, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and

CONGRESS FINANCIAL CORPORATION, as Documentation Agent; and

GENERAL ELECTRIC CAPITAL CORPORATION as Syndication Agent; and

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent and Co-Lead Arranger

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, on July 21, 2003, the parties hereto entered into that certain Credit Agreement (as amended and in effect, the “Credit Agreement”); and

WHEREAS, Duane Reade Inc. has advised the Agents and the Lenders that it intends to enter into a transaction with Duane Reade Holdings, Inc. and its subsidiaries pursuant to which Duane Reade Holdings, Inc. will become the sole shareholder of Duane Reade Inc.; and

WHEREAS, in connection with the transaction with Duane Reade Holdings, Inc., Duane Reade Inc. and/or its Subsidiaries intend to incur additional Indebtedness in the aggregate amount of $350,000,000.  A portion of the proceeds of such Indebtedness is intended to be utilized to repay the obligations under the Convertible Indenture and/or the Credit Agreement; and

WHEREAS, the consummation of the above referenced transactions would be in violation of the Credit Agreement and the Loan Parties have therefore requested that the Lenders amend certain provisions of the Credit Agreement in connection with the foregoing transactions and otherwise modify certain of the provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Capitalized Terms.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                       Amendments to Article I.  The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)                                  By deleting the last paragraph of the definition of “Applicable Margin” in its entirety and substituting the following in its stead:

Except as provided in the following sentence, the Applicable Margin shall be adjusted quarterly as of the first day of each Fiscal Quarter, based upon the average Excess Availability for the immediately preceding Fiscal Quarter. Notwithstanding the foregoing, the Applicable Margin will be set at Level 2 on the Closing Date and will remain at Level 2 until (but not including) July 21, 2004. In no event shall the Applicable Margin be set at Level 1 prior to July 21, 2004 (even if the Excess Availability requirements for Level 1 have been met).

From and after July 21, 2004, the Applicable Margin shall be adjusted quarterly as of the first day of each Fiscal Quarter, based upon the average Excess Availability for the immediately preceding Fiscal Quarter as follows:

Level	Performance Criteria	Prime Rate Loans	LIBO Loans
1	Average Excess Availability greater than $35,000,000	0%	1.50%
2	Average Excess Availability greater than $25,000,000 but less than or equal to $35,000,000	0.25%	1.75%
3	Average Excess Availability less than or equal to $25,000,000	0.50%	2.00%

Upon the occurrence of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, interest shall be determined in the manner set forth in Section 2.11.

(b)                                 By deleting the definition of “Appraisal Percentage” in its entirety and substituting the following in its stead:

 “Appraisal Percentage” shall mean 90%.

(c)                                  By deleting the definition of “Borrowing Base” in its entirety and substituting the following in its stead:

 “Borrowing Base” means, at any time of calculation, an amount equal to:

(i)                                     the Credit Card Advance Rate multiplied by the face amount of Eligible Credit Card Receivables, plus

(ii)                                  the lesser of (i) the Appraisal Percentage of the Appraised Value of Eligible Inventory, net of Inventory Reserves, or (ii) the Inventory Advance Rate multiplied by the Cost of Eligible Inventory net of Inventory Reserves; plus

(iii)                               the Prescription List Advance; plus

(iv)                              the Receivables Advance Rate multiplied by the face amount of Eligible Third-Party Receivables; minus

(v)                                 the then amount of all Availability Reserves.

(d)                                 By deleting the definition of “Change in Control” in its entirety and substituting the following in its stead:

 “Change in Control” means, at any time, (a) during any period of twelve months after the Effective Date, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by shareholders of the Parent, as the case may be, was approved by either (i) a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, or (ii) the Purchasers) cease for any reason (other than as a result of a requirement of law) to constitute a majority of the board of directors then in office; or (b) following the consummation of the Rex Transaction but prior to the consummation of an initial public offering of the common stock of the Parent or DR Corp. (an “IPO”), the Purchasers cease to own, or to have the power to vote or direct the voting of, a majority of the then outstanding Voting Stock of the Parent, or (c) prior to the consummation of the Rex Transaction or after the consummation of an IPO, any person or group (within the meaning of the Securities and Exchange Act of 1934, as amended), other than the Purchasers, is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of thirty-five percent (35%) or more of the total then outstanding voting power of the Voting Stock of the Parent or DR Corp. on a fully diluted basis, whether as a result of the issuance of securities of the Parent or DR Corp., as applicable, any merger, consolidation, liquidation or dissolution of the Parent or DR Corp., as applicable, any direct or indirect transfers of securities or otherwise; or (d) (i) except as provided in Section 6.03(a)(vi), the failure of DR Corp. or DRI I to be a general partner of the Borrower, or (ii) except as provided in Section 6.03(a)(vi), the failure of the DR Corp. or DRI I at any time to own, directly or indirectly, 100% of the capital stock or other equity interests of the Borrower free and clear of all Liens (other than the Liens permitted pursuant to Section 6.02(f) and Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Documents, if any, and restrictions on transfer of ownership set forth in the Partnership Agreement); or (e) except as provided in Section 6.03(a)(vi), the failure of DR Corp. at any time to own, directly or indirectly, 100% of the capital stock or other equity interests of DRI I free and clear of all Liens (other than the Liens permitted pursuant to Section 6.02(f) and Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Documents, if any).

(e)                                  By deleting the definition of “Consolidated EBITDA” in its entirety and substituting the following in its stead:

“Consolidated EBITDA” means for any period, the result for such period of (i) Consolidated Net Income, plus (ii) depreciation, amortization, and all other non-cash charges that were deducted in arriving at Consolidated Net Income for such period plus (iii) provisions for Taxes based on income that were deducted in arriving at Consolidated Net Income for such period, plus (iv) Consolidated Interest Expense, plus (v) non-recurring charges for the retirement of SERP obligations, change in control payments, settlement payments, and transfers of corporate life insurance policies, in each case to or for the benefit of Anthony Cuti, in connection with the Rex Transaction that were deducted in arriving at Consolidated Net Income for such period, all as determined on a Consolidated basis in accordance with GAAP.

(f)                                    By amending the definition of “Consolidated Net Income” by adding the words “(which is not a Loan Party)” after the words “Subsidiary of the Parent” in clause (iii) of the proviso thereto.

(g)                                 By amending clause (b) of the definition of “Eligible Credit Card Receivables” by adding the words “or second priority Liens permitted pursuant to Section 6.02(f)” after the words “Security Documents” at the end thereof.

(h)                                 By relettering the last four clauses of the definition of “Eligible Third Party Receivables” as (c), (d), (e), and (f), respectively and by adding the words “or second priority Liens permitted pursuant to Section 6.02(f)” after the words “clause (a) of such definition” at the end of the relettered clause (c).

(i)                                     By deleting the definition of “FRF” in its entirety and substituting the following in its stead:

 “FRF” means Fleet Retail Group, Inc. f/k/a Fleet Retail Finance Inc., a Delaware corporation.

(j)                                     By adding the following at the end of the definition of “Fixed Charge Coverage Ratio”:

Notwithstanding the foregoing, for any period in which the calculation of the Fixed Charge Coverage Ratio includes any fiscal month through the fiscal month ending immediately prior to the consummation of the Rex Transaction, the calculation of the Fixed Charge Coverage Ratio for those fiscal months prior to and including such month shall include the financial results for DR Corp. and its Subsidiaries only (as if they were the “Parent and its Subsidiaries” for those months).

(k)                                  By deleting the definition of “Inventory Advance Rate” in its entirety and substituting the following in its stead:

 “Inventory Advance Rate” means the following percentages for the following types of Inventory:

Type of Inventory	Inventory Advance Rate
Pharmaceutical Inventory	84.2%
Inventory other than Pharmaceutical Inventory	62.55%

(l)                                     By deleting the number “0.375%” in the definition of “Line Fee” and substituting the number “0.30%” in its stead.

(m)                               By deleting the last sentence of the definition of “Material Indebtedness” in its entirety and substituting the following in its stead:

In all events, “Material Indebtedness” shall include Indebtedness under the Convertible Indenture, the Rex Transaction Financing and the Permanent Securities irrespective of the amounts due thereunder.

(n)                                 By amending the definition of “Obligations” as follows:

(i)                                     By deleting the words “the Credit Agreement” in clauses (a)(ii) and (a) (iii) of such definition and substituting the words “this Agreement” in their stead.

(ii)                                  By adding the following at the end of such definition immediately before the period:

(but excluding any obligations owing to FRF, Fleet, or any of their respective Affiliates in connection with the Rex Transaction Financing or the Permanent Securities).

(o)                                 By deleting the definition of “Parent” in its entirety and substituting the following in its stead:

 “Parent” means Duane Reade Holdings, Inc., a Delaware corporation.

(p)                                 By deleting the words “all of the assets (including capital stock) acquired in connection with such acquisition” at the end of clause (v) of the definition of “Permitted Acquisition” and substituting the words “all assets of the same type and nature as constitute Collateral under the Security Documents” in its stead:

(q)                                 By adding the words “with respect to any Investment that constitutes Revolving Lender Priority Collateral (as defined in the Intercreditor Agreement),” immediately after “(ii)” in the proviso to the definition of “Permitted Investments.”

(r)                                    By deleting the last sentence of the definition of “Total Commitments” in its entirety and substituting the following in its stead:

As of the Effective Date, the Total Commitments aggregate $250,000,000.

(s)                                  By adding the following new definitions in appropriate alphabetical order:

“Bridge Loan” means Indebtedness incurred by the Parent or any of its Subsidiaries as part of the Rex Transaction Financing in contemplation of the issuance of Permanent Securities.

 “DR Corp” means Duane Reade Inc., a Delaware corporation.

“DRS” means Duane Reade Shareholders, LLC, a Delaware limited liability company.

 “Effective Date” means, (i) other than with respect to the Rex Related Amendments, the date of the satisfaction of the conditions precedent set forth in Paragraph 11(a) of the First Amendment, and (ii) with respect to the Rex Related Amendments, the date of the satisfaction of the conditions precedent set forth in Paragraphs 11(a) and 11(b) of the First Amendment.

 “First Amendment” means the First Amendment to Credit Agreement dated July 22, 2004.

“Intercreditor Agreement” means the Intercreditor Agreement in the form of Exhibit “F” hereto to be entered into by the Collateral Agent and Bank of America, N.A., as term loan agent for certain lenders from time to time party to the Rex Transaction Financing, as amended and in effect.

 “Permanent Securities” means the issuance by the Parent, or any of its Subsidiaries, in one or more tranches, of debt, or equity or convertible securities of the Borrower, the Parent or DR Corp., for the purpose of refinancing all or a portion of the outstanding amounts under the Rex Transaction Financing, in any case in an aggregate amount of not more than an amount necessary to effect such refinancings (including to refinance accrued interest and fees, expenses, original issue discount and other transaction costs in connection with any such refinancing), provided that (i) (A) except as provided in clause (i)(B) below, the principal amount of such securities shall not exceed 110% of the principal amount of Rex Transaction Financing being so refinanced (plus accrued and unpaid interest thereon), or (B) with respect to any refinancing of the Bridge Loan, the principal amount of such securities shall not exceed 100% of the principal amount of Bridge Loan being so refinanced (plus accrued and unpaid interest thereon (including interest paid in kind), fees, original issue discount, transaction expenses and other amounts necessary to be paid to retire the Bridge Loan in full) (ii) such securities shall not have a final maturity date earlier than that contained in the documents evidencing the Rex Transaction Financing being so refinanced as of the Effective Date, (iii) if such securities are secured by assets of any Loan Party, the holder of such securities (or its representative) shall become a party to the

Intercreditor Agreement; (iv) the pricing, covenants, defaults, rights and remedies and other terms of such securities shall be reasonably comparable to those terms then required or imposed by other lenders for similar securities issued by similarly situated issuers (as determined by the Borrower); and (v) if such securities refinance Subordinated Indebtedness of any Loan Party, such refinancing shall also be a Permitted Refinancing.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that if the Indebtedness being modified, refinanced, refunded, renewed or extended is Subordinated Indebtedness of any Loan Party, (i) such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (any confirmation by the Agent that such terms are at least as favorable shall be binding on the parties hereto), (ii) the terms and conditions (including, if applicable, as to collateral, if any) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (any confirmation by the Agent that such terms are at least as favorable shall be binding on the parties hereto), (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (iv) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

 “Pharmaceutical Inventory” means Inventory consisting of prescription medicines or products.

 “Prescription List Advance” means an amount equal to 90% of the Appraised Value of the Borrower’s prescription lists (but in no event shall the Prescription List Advance exceed 30% of the aggregate Borrowing Base).

 “Proxy Statement” means the Proxy Statement in respect of the Rex Transaction filed by DR Corp. with the Securities and Exchange Commission on June 30, 2004.

 “Purchasers” means (i) Oak Hill Capital Management, Inc., Oak Hill Capital Partners, L.P. (“OHCP”), any member of Duane Reade Shareholders LLC (“DRS”) that has agreed to give OHCP or its Affiliate a proxy or to enter into a voting agreement pursuant to which OHCP or its Affiliate may vote the Voting Stock of DRS owned by such member, and each of their respective Affiliates and (ii) certain members of management of the Borrower and their respective Related Purchaser Parties.

“Related Purchaser Parties” means (1) any estate of any member of management referred to in clause (ii) of the definition of “Purchasers”, (2) any executor, personal administrator or trustee who holds a beneficial interest in DR Corp. or the Parent for the benefit of, or as fiduciary for, any spouse, child, stepchild sibling, or descendant of such member of management, to the extent of such interest, or (3) any trust or similar entity controlled by such member of management.

 “Rex Related Amendments” means (i) the provisions of the following Paragraphs of the First Amendment: (A) 2(e) (B) 2(g), (C) 2(j), (D) 2(m), (E) 2(o), (F) 2(q), (G) 3(i), and (H) 6 (in its entirety, other than 6(o)), and (ii) any release or subordination of any Collateral.

 “Rex Transaction” means the acquisition by the Parent of 100% of the capital stock of DR Corp. from the existing shareholders of DR Corp., which acquisition will be effected through the merger of a newly formed direct or indirect wholly owned subsidiary of the Parent with and into DR Corp., with DR Corp. as the surviving entity of such merger, consistent with the terms, in all material respects, as described in the Proxy Statement.

 “Rex Transaction Financing” means the Indebtedness incurred by the Parent and/or any of its Subsidiaries, in one or more tranches, resulting in net proceeds on the Effective Date of no more than $350,000,000 (excluding Indebtedness incurred under this Agreement) in connection with the consummation of the Rex Transaction, including, without limitation, (i) the Bridge Loan, (ii) any rollover loans or the exchange notes in exchange for the Bridge Loan and (iii) any Permanent Securities or Permitted Refinancing issued in lieu thereof, in exchange therefor or as a refinancing thereof, provided that (i) rollover loans or exchange notes issued in exchange for all or any portion of the Bridge Loan shall be no less favorable to the issuer thereof than the Bridge Loan or rollover loans which are being exchanged, and (ii) if such rollover loans or exchange notes are secured by assets of any Loan Party, the holder of such securities (or representatives of such holders) shall, if not already a party, become a party to the Intercreditor Agreement.

“Senior Subordinated Notes” means the Senior Subordinated Notes due no earlier than 2011 of DR Corp. and the Borrower to be issued in connection with the Rex Transaction.

“Tax Sharing Agreement” means the Tax Sharing Agreement to be delivered on or about the date of the closing of the Rex Transaction among the Parent, DR Corp., the Borrower and certain other subsidiaries of the Parent, as amended, modified or supplemented from time to time.

3.                                       Amendments to Article II.  The provisions of Article II of the Credit Agreement are hereby amended as follows:

(a)                                  The provisions of Section 2.01(a)(i) are amended by deleting the number “$200,000,000” and substituting the number “$250,000,000” in its stead.

(b)                                 The provisions of Section 2.01(a)(ii) are amended by deleting the number “$15,000,000” and substituting the number “$50,000,000” in its stead.

(c)                                  The provisions of Section 2.02(a) are amended by deleting the number “$225,000,000” and substituting the number “$275,000,000” in its stead.

(d)                                 The provisions of Section 2.03(a) are hereby amended by adding the following new clause (ii) thereto as follows:

                (ii)  Indebtedness Reserve (an Availability Reserve):  Until all of the obligations under the Convertible Indenture have been repaid in full and retired, at any time of calculation, an amount equal to the difference between (i) the then outstanding principal balance of Indebtedness under the Rex Transaction Financing, the Permanent Securities and the Convertible Indenture (other than any amounts under the Convertible Indenture which are repaid or reduced on such date) and (ii) the sum of $350,000,000 plus the amount of cash on deposit in a segregated account to be utilized for the sole purpose of retiring such Indebtedness.

(e)                                  The provisions of Section 2.06(b) are amended by deleting the number “$200,000,000” and substituting the number “$250,000,000” in its stead.

(f)                                    The provisions of Section 2.07(a) are amended by deleting the number “$15,000,000” and substituting the number “$50,000,000” in its stead.

(g)                                 The provisions of Section 2.13 are amended by deleting the number “0.375%” and substituting the number “0.30%” in its stead.

(h)                                 The provisions of Section 2.18(a) are amended by adding the words “if the Required Lenders have notified the Administrative Agent and the

Borrower that no such conversions or continuations shall be permitted” at the end thereof.

(i)                                     The provisions of Sections 2.22 and 2.23 are hereby amended by adding the following new clause (h) to Section 2.22 and (c) to Section 2.23:

Notwithstanding anything to the contrary contained in this Section, if prior to the application of any proceeds, the Agents have been advised that certain of the proceeds received by them constitute proceeds from any sale or other disposition of Term Lender Priority Collateral (as defined in the Intercreditor Agreement), such proceeds shall not be applied to the Obligations but shall be remitted to DRI or the Term Loan Agent (as defined in the Intercreditor Agreement), in accordance with written notice provided by the Term Loan Agent to the Agents.

4.                                       Amendments to Article III.  The provisions of Article III of the Credit Agreement are hereby amended as follows:

(a)                                  All references to “the Parent” in Section 3.04 shall be deleted and replaced with “DR Corp.”

(b)                                 All references to “the Closing Date” in Section 3.05(c) shall be deleted and replaced with “the Effective Date.”

(c)                                  The provisions of Section 3.06(c) are hereby amended by deleting the text “Since the date of this Agreement” and replacing it with “Since the Effective Date,”.

(d)                                 The provisions of Section 3.14 are hereby amended by adding the words “Except as set forth on Schedule 3.14 hereto:” immediately after the title to that Section.

(e)                                  The provisions of Section 3.16(b) are hereby amended by adding “except as set forth on Schedule 3.16(b)” at the end of that Section.

5.                                       Amendment to Article V.  The provisions of Article V of the Credit Agreement are hereby amended as follows:

(a)                                  All references to “the Parent” in Sections 5.01(a), (b), (c), (d), and (e) of the Credit Agreement shall be deleted and replaced with “DR Corp.”

(b)                                 The provisions of Section 5.13 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

If any additional Subsidiary of any Loan Party is formed or acquired after the Closing Date, the Borrower will notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Borrower will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within fifteen (15) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such of the Subsidiary’s assets which would constitute “Collateral” under the Security Documents to secure the Obligations as any Agent or the Required Lenders shall reasonably request.

(c)                                  The provisions of Section 5.14(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

If any material property which would constitute Collateral is acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

6.                                       Amendment to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)                                  Section 6.01 of the Credit Agreement is hereby amended by deleting the provisions of Section 6.01(a)(viii) in its entirety and substituting the following in its stead:

(viii) (A) Indebtedness arising under the Convertible Indenture and (B) the Rex Transaction Financing, and related documents, and any Permanent Securities or other Indebtedness which refinances same, provided however that any such refinancing is permitted under the definitions of “Permanent Securities”, “Rex Transaction Financing”, or “Permitted Refinancing”;

(b)                                 Section 6.01(a) of the Credit Agreement is hereby amended by renumbering clause (xi) as clause (xii) and inserting a new clause (xi) as follows:

(xi)   Indebtedness consisting of Guarantees of the Rex Transaction Financing and any Permanent Securities issued in respect thereof or Permitted Refinancings thereof; and

(c)                                  Section 6.01(b) of the Credit Agreement is hereby amended by deleting clause (i) thereof and substituting the following in its stead:

all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) either (x) in additional shares of such preferred stock, in lieu of cash, or (y) in cash, but only if the Payment Conditions are satisfied,

(d)                                 Section 6.02 of the Credit Agreement is hereby amended by deleting the period at the end of clause (e) and adding the following:

; and

 (f)   Liens to secure Indebtedness permitted by clause (viii) of Section 6.01(a), provided that if the Loan Parties request that the Collateral Agent release its Lien on any collateral or subordinate the priority of its Lien on any collateral (other than in the Revolving Lender Priority Collateral (as defined in the Intercreditor Agreement) as to which the Collateral Agent shall not be required to provide a release or subordination of its Lien) to the Lien of the holders of such Indebtedness in such collateral, the Collateral Agent shall so release or subordinate its Lien as long as (i) the Intercreditor Agreement is in full force and effect, and (ii) no Default or Event of Default shall then exist or arise therefrom.

(e)                                  Section 6.03(a) of the Credit Agreement is hereby amended by deleting the period, and adding the following, at the end thereof:

and (iv) the Rex Transaction shall be permitted on the terms specified herein (including, without limitation, the merger of DR Acquisition Corp. with and into DR Corp.), (v) contemporaneously with the closing of the Rex Transaction, DR Acquisition Corp. may merge with and into DR Corp., as long as the Collateral Agent retains, as of the closing of the Rex Transaction, a valid, perfected first priority Lien on the Revolving Lender Priority Collateral (as defined in the Intercreditor Agreement) (and thereupon all references to DR Corp. or the Borrower contained herein and in the other Loan Documents shall thereafter mean and refer to such surviving entity), and (vi) the Borrower may merge with and into, or be liquidated into, DR Corp.

(f)                                    Section 6.03(b) of the Credit Agreement is hereby amended by adding the following at the end thereof:

Without limiting the generality of the foregoing, the Parent shall not engage in any business, and shall not own any property or assets, other than (i) acquiring and owning the capital stock of any other Loan Party, (ii) incurring Indebtedness and performing its obligations under the Rex Transaction Financing, any Permanent Securities, any Permitted Refinancing, and/or this Agreement, (iii) incurring other obligations under the Rex Transaction and the agreements contemplated thereby and engaging in activities contemplated therein or required thereby, and (iv) otherwise incidental to the operation of the business of a holding company.

(g)                                 Section 6.04 of the Credit Agreement is hereby amended as follows:

(i)                                     Section 6.04(c) of the Credit Agreement is deleted in its entirety and the following substituted in its stead:

(c)   loans or advances made by any Loan Party to any other Loan Party and by the Parent to DRS, provided that loans and advances to the Parent shall be limited to such amounts as may be necessary to enable the Parent (i) to pay amounts in respect of the Rex Transaction Financing and the Permanent Securities or any Permitted Refinancing, to the extent permitted hereunder, and to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by the Parent for itself and the other Facility Guarantors and (ii) to make dividends or distributions or to make loans and advances to DRS to enable DRS to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by DRS;

(ii)                                  Section 6.04(d) of the Credit Agreement is deleted in its entirety and the following substituted in its stead:

 (d)   Equity Investments made by any Facility Guarantor in the Borrower or by any Facility Guarantor or by the Borrower in another Facility Guarantor (other than in the Parent) except for the purposes specified in Section 6.04(c) hereof;

(h)                                 Section 6.05 of the Credit Agreement is hereby amended by adding the following new clause immediately after clause (e) and before the proviso thereto:

(f)   the consummation of the Rex Transaction.

(i)                                     Section 6.06 of the Credit Agreement is hereby amended as follows:

(i)                                     Section 6.06(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

 (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Loan Parties may declare and pay dividends with respect to their capital stock payable solely in additional shares of or warrants to purchase their common stock, (ii) splits or reclassifications of its stock into additional or other shares of its common stock are permitted, (iii) as long as the Commitments have not been terminated as a result of the occurrence of an Event of Default or the Obligations accelerated, cash dividends to DR Corp. are permitted, (iv) as long as the Commitments have not been terminated as a result of the occurrence of an Event of Default or the Obligations accelerated, cash dividends to the Parent are permitted to enable the Parent (x) to pay amounts in respect of the Rex Transaction Financing and the Permanent Securities or any Permitted Refinancing, to the extent permitted hereunder, and to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by the Parent for itself and the other Facility Guarantors and (y) to make dividends or distributions or to make loans and advances to DRS to enable DRS to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by DRS, (v) as long as the Commitments have not been terminated as a result of the occurrence of an Event of Default or the Obligations accelerated, payments may be made to members of management of the Borrower or DR

Corp. in respect of the exercise of stock options, so long as at such time Excess Availability shall be equal to or greater than 15% of the Borrowing Base and no Default or Event of Default then exists or would arise therefrom, (vi) only if the Payment Conditions are then satisfied, the Parent may repurchase its capital stock and/or declare and pay cash dividends to its shareholders, (vii) the Subsidiaries of the Parent may declare and pay cash dividends, (A) to any other Loan Party (other than DR Corp or the Parent), (B) to the extent permitted in clause (iv) hereof, to the Parent, and (C) to the extent permitted in clause (iii) hereof, to DR Corp; and (viii) the Parent may declare and pay cash dividends to DRS to the extent permitted in clause (iv) hereof.

(ii)                                  Section 6.06(b)(i) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

 (i)   (A) the repayment, redemption, or repurchase of Indebtedness evidenced by the Convertible Indenture after the consummation of the Rex Transaction, (B) the repayment, redemption or repurchase of the Rex Transaction Financing, Permanent Securities or any Permitted Refinancing to the extent permitted under this Agreement, or (C) as long as the Payment Conditions are satisfied, the repayment, redemption or repurchase of Indebtedness evidenced by the Convertible Indenture (other than Indebtedness repaid, redeemed or repurchased after the consummation of the Rex Transaction) or Subordinated Indebtedness;

(iii)                               Section 6.06(b)(ii) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

payment of mandatory or regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness permitted hereunder, including, without limitation on account of the Rex Transaction Financing and any Permanent Securities and any Permitted Refinancing of any of the foregoing;

(iv)                              Section 6.06(b) is hereby amended by deleting the period at the end of clause (iii) and adding the following:

; and

(iv)  voluntary, non-mandatory pre payments of Indebtedness on account of the Rex Transaction Financing, any Permanent Securities and any Permitted Refinancing of any of the foregoing (other than any Subordinated Indebtedness) as long as at such time Excess Availability shall be equal to or greater than 15% of the Borrowing Base and no Event of Default then exists or would arise therefrom.

(j)                                     The provisions of Section 6.07 of the Credit Agreement are hereby amended by deleting clause (d) in its entirety and adding the following in its stead:

and (d) the Rex Transaction, (e) the fees payable to certain of the Purchasers upon the effectiveness of the Rex Transaction, in the amount of $8,000,000, (f) as long as no Event of Default has occurred and is continuing, the management fees payable to certain of the Purchasers in an amount not to exceed in the aggregate $1,500,000 per annum, and (g) the transactions set forth on Schedule 6.07 hereto.

(k)                                  The provisions of Section 6.08 of the Credit Agreement are hereby amended by adding the following at the end of clause (i) of the proviso thereto:

or by any document relating to the Rex Transaction Financing, any Permanent Securities or Permitted Refinancings thereof,

(l)                                     The provisions of Section 6.09(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

 (b) the Convertible Indenture and related documents other than as may be required in order to effectuate the repayment, redemption or repurchase of Indebtedness thereunder after the consummation of the Rex Transaction,

(m)                               The provisions of Section 6.09 of the Credit Agreement are hereby amended as follows:

(i)                                     by deleting clause (e) in its entirety and substituting the following in its stead:

(e)  the Rex Transaction Financing or any Permanent Securities or any Permitted Refinancing thereof, if as a result thereof a Default or an Event of Default would arise hereunder.

(ii)                                  by adding at the end of clause (c) the words “to the extent such amendment, modification or waiver would have a Material Adverse Effect”

(n)                                 The provisions of Section 6.10 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

6.10  Additional Subsidiaries.   Other than DR Acquisition Corp., the Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary unless no Default or Event of Default would arise therefrom and the requirements of Section 5.13 are satisfied.

(o)                                 The provisions of Section 6.11(a) of the Credit Agreement are deleted in their entirety and the following substituted in their stead:

Fixed Charge Coverage Ratio; Capital Expenditures.  (a)  At any time that Excess Availability is less than ten percent (10%) of the then Borrowing Base, the Loan Parties shall maintain a Fixed Charge Coverage Ratio, calculated as of the last day of each month, during the Fiscal Years set forth below as follows:

Period	Minimum Ratio
Fiscal Year 2003	1.10:1.00
Fiscal Year 2004 and thereafter	1.00:1.00

7.                                       Amendments to Article VII.  The provisions of Section 7.01(g) of the Credit Agreement are hereby amended by adding the words “except for any repayment of the Convertible Notes after consummation of the Rex Transaction” at the beginning thereof.

8.                                       Amendments to Article IX.  The provisions of Section 9.02(b)(i) of the Credit Agreement are hereby amended by deleting the number “$225,000,000” and substituting the number “$275,000,000” in its stead.

9.                                       Amendment to Exhibits and Schedules.  Exhibit A and Schedules 1.1, 3.05(c)(i), 3.05(c)(ii), 3.06, 3.09, 3.12, 3.13, 6.01, 6.02, 6.04 and 6.07 to the Credit Agreement are replaced as of the Effective Date of the Rex Related Amendments with a new Exhibit A and new Schedules in the form annexed hereto.

10.                                 Ratification of Loan Documents.  Except as provided herein and in any other documents of even date amending the other Loan Documents, all terms and conditions of the Credit Agreement and of the other Loan Documents remain in full force and effect.  The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations and warranties contained therein both before and after giving effect to the Rex Transaction and the other transactions described in Paragraph 5 hereof.

11.                                 Conditions to Effectiveness.

(a)                                  This First Amendment (other than the Rex Related Amendments) shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(i)                                     This First Amendment shall have been duly executed and delivered by the respective parties.

(ii)                                  All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(iii)                               The Borrower shall have paid the Administrative Agent the fees required under the Fee Letter as amended and restated as of the date hereof.

(iv)                              No Default or Event of Default shall have occurred and be continuing.

(v)                                 The Loan Parties shall have executed such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

(b)                                 This First Amendment (with respect to the Rex Related Amendments) shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(i)                                     The conditions precedent set forth in Paragraph 11(a) shall have been satisfied.

(ii)                                  The Parent shall have executed and delivered a Facility Guarantee to the Administrative Agent.

(iii)                               The Rex Transaction shall have been consummated, provided that, this clause (iii) shall be deemed to have been satisfied if, prior to the consummation of the Rex Transaction, the proceeds of the Senior Subordinated Notes are held in escrow pending the consummation of the Rex Transaction or are returned to the holders of the Rex Transaction Financing if the Rex Transaction is not consummated within 120 days after the date of this First Amendment.

(iv)                              The instruments, documents and agreements evidencing the Rex Transaction Financing shall be reasonably satisfactory to the Administrative Agent, it being agreed that such instruments, documents and agreements shall be deemed reasonably satisfactory as long as (i) none of the provisions thereof would violate the representations, covenants and agreements of the Loan Parties under the Credit Agreement and other Loan Documents, after giving effect to the First Amendment, and (ii) the provisions are otherwise materially consistent with the draft documents and agreements previously furnished to the Agent.

(v)                                 The Agents shall have received a solvency opinion from an independent Person reasonably acceptable to the Administrative Agent addressed to the Agents and the other Secured Parties, the form, methodology and results of which are reasonably satisfactory to the Agents in all respects. The Administrative Agent shall not request that such solvency opinion be addressed to any Person other than the Agents and the other Secured Parties.

(vi)                              The Administrative Agent shall have received an updated favorable legal opinion of the Loan Parties’ counsel addressed to the Agents and the other Secured Parties, in form and substance reasonably satisfactory to the Agents, including without limitation, with respect to the Rex Transaction.

(vii)                           No Default or Event of Default shall have occurred and be continuing.

(viii)                        The Loan Parties shall have executed such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

12.                                 Miscellaneous.

(a)                                  This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)                                 This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

(d)                                 The Loan Parties shall pay all costs and expenses of the Agents, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this First Amendment.

(e)                                  The Loan Parties warrant and represent that the Loan Parties have consulted with independent legal counsel of their selection in connection with this First Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this First Amendment.

13.                                 Further Assurances.   Each Loan Party acknowledges and agrees that (a) it is not and will not be a party to, or a third party beneficiary of, the Intercreditor Agreement, and will not receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement, and (b) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of the Administrative Agent to effectuate the provisions and purposes of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DUANE READE
as Borrower
By:	DUANE READE INC., its General Partner
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

By:	DRI I INC., its General Partner
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DUANE READE INC., as Facility Guarantor
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DRI I INC., as Facility Guarantor
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DUANE READE INTERNATIONAL, INC., as Facility Guarantor
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DUANE READE REALTY, INC., as Facility Guarantor
By:	/s/ Chris Darrow
Name:	Chris Darrow
Title:	Vice President and Controller

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

FLEET RETAIL GROUP, INC.,
As Collateral Agent, as Swingline Lender and as Lender
By:	/s/ Mark Forti
Name:	Mark Forti
Title:	Managing Director
Address:
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attn: Mark Forti
Telephone: (617) 434-4364
Telecopy: (617) 434-4339

FLEET NATIONAL BANK,
as Administrative Agent and as Issuing Bank
By:	/s/ Mark Forti
Name:	Mark Forti
Title:	Managing Director
Address:
40 Broad Street
Boston, Massachusetts 02109
Attn: Mark Forti
Telephone: (617) 434-4364
Telecopy: (617) 434-4339

CONGRESS FINANCIAL CORPORATION, as Documentation Agent and Lender
By:	/s/ Thomas Grabinsky
Name:	Thomas Grabinsky
Title:	First Vice President
Address: 1133 Avenue of the Americas
Telephone: (212) 545-4346
Telecopy: (212) 545-4283

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent
and Lender
By:	/s/ Craig Winslow
Name:	Craig Winslow
Title:
Address:
Telephone:
Telecopy:

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender
By:	/s/ Steven Schuit
Name:	Steven Schuit
Title:	Vice President, Team Leader
Address:
Telephone:
Telecopy:

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent, as Co-Lead Arranger, and as Lender
By: :	/s/ David Molinario
Name:	David Molinario
Title: :	Vice President
Address: One Boston Place, 18th Floor
Boston, Massachusetts 02108
Telephone: 617-854-7227
Telecopy: 617-722-9485

SCHEDULE 3.05(C)(I)

OWNED REAL PROPERTY

Owner	Address (including County)	Mortgage Holders / Lien Holders on Property
Duane Reade	1114 Springfield Avenue Irvington, Essex County, NJ 07111 Land and Building owned	None

SCHEDULE 3.05(C)(II)

LEASED REAL PROPERTY

137	306 E FORDHAM RD	KINGSBRIDGE RD	BRONX	NEW YORK	10468
150	963 SOUTHERN BLVD	HUNTSPOINT	BRONX	NEW YORK	10459
182	190 W 231ST ST	BROADWAY	BRONX	NEW YORK	10463
196	2939 3RD AVE	E 152ND ST	BRONX	NEW YORK	10455
275	2641 E TREMONT AVE	WESTCHESTER AVE	BRONX	NEW YORK	10461
288	1-13 KINGSBRIDGE RD	JEROME AVE	BRONX	NEW YORK	10458
322	4026A BOSTON ROAD	DYRE AVE	BRONX	NEW YORK	10475
347	1591 WESTCHESTER AVE	MANOR AVE	BRONX	NEW YORK	10472
459	58 E FORDHAM RD	JEROME AVE	BRONX	NEW YORK	10458
478	1888 WESTCHESTER AVE	WHITE PLAINS RD	BRONX	NEW YORK	10472
128	386 FULTON ST	FULTON MALL	BROOKLYN	NEW YORK	11201
144	522 FULTON ST	FLATBUSH AVE	BROOKLYN	NEW YORK	11201
147	749 BROADWAY	GRAHAM AVE	BROOKLYN	NEW YORK	11206
154	44 COURT ST	JORALEMON ST	BROOKLYN	NEW YORK	11201
167	416 KNICKERBOCKER AVE	HARMAN ST	BROOKLYN	NEW YORK	11237
172	1181 LIBERTY AVE	GRANT/ELDERT AVE	BROOKLYN	NEW YORK	11208
178	1450 ROCKAWAY PKWY	GLENWOOD AVE	BROOKLYN	NEW YORK	11236
183	1520 AVENUE J	E 16TH ST	BROOKLYN	NEW YORK	11230
184	724 FLATBUSH AVE	PARKSIDE AVE	BROOKLYN	NEW YORK	11226
192	3612 NOSTRAND AVE	AVENUE W	BROOKLYN	NEW YORK	11229
201	1417 AVENUE U	E 14TH ST	BROOKLYN	NEW YORK	11229
211	4402 13TH AVE	44TH ST	BROOKLYN	NEW YORK	11219
219	30-90 OCEAN AVE	VOORHES AVE	BROOKLYN	NEW YORK	11225
234	2520 FLATBUSH AVE	KINGS PLAZA	BROOKLYN	NEW YORK	11234
277	1517 CORTELYOU RD	MARLBOROUGH RD	BROOKLYN	NEW YORK	11226
285	101-105 BRIGHTON BEACH AVE	OCEAN PARKWAY	BROOKLYN	NEW YORK	11235
286	1833 NOSTRAND AVE	AVENUE D	BROOKLYN	NEW YORK	11226
294	2141 NOSTRAND AVE	FLATBUSH AVE	BROOKLYN	NEW YORK	11210
298	16 COURT ST	MONTAGUE ST	BROOKLYN	NEW YORK	11201
301	520 KINGS HIGHWAY	3RD ST	BROOKLYN	NEW YORK	11223
305	ONE REMSEN AVE	EMPIRE AVE	BROOKLYN	NEW YORK	11212

309	6717 4TH AVE	SENATOR ST	BROOKLYN	NEW YORK	11220
312	296 FLATBUSH AVE	PROSPECT PLACE	BROOKLYN	NEW YORK	11217
316	1110 KINGS HIGHWAY	CONEY ISLAND AVE	BROOKLYN	NEW YORK	11229
331	168-174 MYRTLE AVE	PRINCE ST	BROOKLYN	NEW YORK	11201
342	1805 AVENUE U	18TH ST	BROOKLYN	NEW YORK	11229
349	750 NEW YORK AVE	CLARKSON AVE	BROOKLYN	NEW YORK	11203
367	5423 SECOND AVENUE	55TH STREET	BROOKLYN	NEW YORK	11220
444	2265 RALPH AVE	AVENUE L	BROOKLYN	NEW YORK	11234
464	436 86TH ST	4TH AVE	BROOKLYN	NEW YORK	11209
474	2931 AVENUE U	NOSTRAND AVE	BROOKLYN	NEW YORK	11229
482	1401-07 KINGS HWY	E 14TH	BROOKLYN	NEW YORK	11229
101	37 BROADWAY	EXCHANGE PLACE	MANHATTAN	NEW YORK	10006
102	250 BROADWAY	PARK ROW	MANHATTAN	NEW YORK	10007
103	300 PARK AVE SOUTH	22ND ST	MANHATTAN	NEW YORK	10010
104	401 PARK AVE SOUTH	28TH ST	MANHATTAN	NEW YORK	10010
105	45 PINE ST	WILLIAM ST	MANHATTAN	NEW YORK	10005
106	370 LEXINGTON AVE	40TH/41ST ST	MANHATTAN	NEW YORK	10017
108	1150 6TH AVE	44TH/45TH ST	MANHATTAN	NEW YORK	10036
109	270 MADISON AVE	41ST/42ND ST	MANHATTAN	NEW YORK	10017
110	99 JOHN ST	GOLD ST/CLIFF ST	MANHATTAN	NEW YORK	10038
111	1430 BROADWAY	39TH/40TH ST	MANHATTAN	NEW YORK	10018
112	485 LEXINGTON AVE	47TH ST	MANHATTAN	NEW YORK	10017
113	224 W 57TH ST	BROADWAY	MANHATTAN	NEW YORK	10019
115	51 W 51ST ST	OFF 6TH AVE	MANHATTAN	NEW YORK	10019
116	144 E 44TH ST	LEXINGTON/ 3RD AVE	MANHATTAN	NEW YORK	10017
117	41 E 58TH ST	MADISON/ PARK	MANHATTAN	NEW YORK	10022
118	305 BROADWAY	DUANE ST	MANHATTAN	NEW YORK	10007
119	525 7TH AVE	38TH ST	MANHATTAN	NEW YORK	10018
120	415 5TH AVE	37TH/38TH ST	MANHATTAN	NEW YORK	10016
121	215 W 34TH ST	7TH/8TH AVE	MANHATTAN	NEW YORK	10001
122	535 5TH AVE	44TH/45TH ST	MANHATTAN	NEW YORK	10017
123	358 5TH AVE	33RD ST	MANHATTAN	NEW YORK	10118
124	1633 BROADWAY	50TH ST	MANHATTAN	NEW YORK	10019
125	67 BROAD ST	BEAVER ST	MANHATTAN	NEW YORK	10004
126	95 WALL ST	WATER ST	MANHATTAN	NEW YORK	10005

127	49 E 52ND ST	MADISON/ PARK	MANHATTAN	NEW YORK	10017
129	55 E 55TH ST	MADISON/ PARK	MANHATTAN	NEW YORK	10022
130	4 PARK AVE	34TH ST	MANHATTAN	NEW YORK	10016
131	1 WHITEHALL	STONE ST	MANHATTAN	NEW YORK	10008
132	80 MAIDEN LANE	WILLIAMS ST	MANHATTAN	NEW YORK	10038
134	100 W 57TH ST	5TH/ 6TH AVE	MANHATTAN	NEW YORK	10019
138	333 7TH AVE	28TH ST	MANHATTAN	NEW YORK	10001
139	598 BROADWAY	HOUSTON/PRINCE	MANHATTAN	NEW YORK	10012
140	405 LEXINGTON AVE	42ND ST	MANHATTAN	NEW YORK	10017
143	24 E 14TH ST	UNIVERSITY PL	MANHATTAN	NEW YORK	10003
145	1191 2ND AVE	E 63RD ST	MANHATTAN	NEW YORK	10021
146	2465 BROADWAY	91ST ST	MANHATTAN	NEW YORK	10025
148	279 W 125TH ST	F. DOUGLAS BLVD	MANHATTAN	NEW YORK	10027
151	1279 3RD AVE	200 E 74TH ST	MANHATTAN	NEW YORK	10021
152	666 3RD AVE	43RD ST	MANHATTAN	NEW YORK	10163
153	866 3RD AVE	53RD ST	MANHATTAN	NEW YORK	10022
155	2 PENN PLAZA	34TH ST/ 7TH AVE	MANHATTAN	NEW YORK	10121
156	2307 BROADWAY	83RD/ 84TH ST	MANHATTAN	NEW YORK	10024
157	979 3RD AVE	58TH ST	MANHATTAN	NEW YORK	10022
158	22 W 48TH ST	OFF 6TH AVE	MANHATTAN	NEW YORK	10036
159	378 6TH AVE	WAVERLY PLACE	MANHATTAN	NEW YORK	10011
160	71 W 23RD ST	OFF 6TH AVE	MANHATTAN	NEW YORK	10010
162	196 3RD AVE	18TH ST	MANHATTAN	NEW YORK	10003
164	251 E 86TH ST	2ND AVE	MANHATTAN	NEW YORK	10028
165	380 AMSTERDAM AVE	79TH ST	MANHATTAN	NEW YORK	10024
166	1185 6TH AVE	47TH ST	MANHATTAN	NEW YORK	10036
168	1467 1ST AVE	76TH ST	MANHATTAN	NEW YORK	10021
169	155 E 34TH ST	3RD AVE	MANHATTAN	NEW YORK	10016
173	131 E 23RD ST	LEXINGTON AVE	MANHATTAN	NEW YORK	10010
174	40 FULTON ST	WATER ST	MANHATTAN	NEW YORK	10038
176 *	29-33 7TH AVE	12TH ST	MANHATTAN	NEW YORK	10011
177	1290 AMSTERDAM AVE	123RD ST	MANHATTAN	NEW YORK	10027
180	2108 3RD AVE	115TH/116TH ST	MANHATTAN	NEW YORK	10029
181	4 AMSTERDAM AVE	58TH ST	MANHATTAN	NEW YORK	10023

185	98 DELANCEY ST	LUDLOW ST	MANHATTAN	NEW YORK	10002
186	322 8TH AVE	26TH ST	MANHATTAN	NEW YORK	10001
189	617 W 181ST ST	ST. NICHOLAS/ WADSWORTH AVE	MANHATTAN	NEW YORK	10033
191	1231 MADISON AVE	89TH ST	MANHATTAN	NEW YORK	10128
194	2681-7 BROADWAY	102ND ST	MANHATTAN	NEW YORK	10025
197	585 2ND AVE	32ND/33RD ST	MANHATTAN	NEW YORK	10016
200	465 2ND AVE	26TH ST	MANHATTAN	NEW YORK	10016
202	700 COLUMBUS AVE	94TH ST	MANHATTAN	NEW YORK	10025
208	2025 BROADWAY	69TH/70TH ST	MANHATTAN	NEW YORK	10023
209	609 COLUMBUS AVE	89TH/90TH ST	MANHATTAN	NEW YORK	10024
213	407 BROADWAY	CANAL ST	MANHATTAN	NEW YORK	10013
214	2760-62 BROADWAY	106TH ST	MANHATTAN	NEW YORK	10025
217	625 8TH AVE	40TH STREET	MANHATTAN	NEW YORK	10018
221	773 LEXINGTON AVE	60TH/61ST ST	MANHATTAN	NEW YORK	10021
223	661 8TH AVE	42ND ST	MANHATTAN	NEW YORK	10018
224	769 BROADWAY	E 9TH ST	MANHATTAN	NEW YORK	10003
225	2864 BROADWAY	111TH ST	MANHATTAN	NEW YORK	10025
226	976 AMSTERDAM AVE	108TH ST	MANHATTAN	NEW YORK	10025
227	1345 1ST AVE	72ND ST	MANHATTAN	NEW YORK	10021
229	852 2ND AVE	45TH/46TH ST	MANHATTAN	NEW YORK	10017
230	1873 BROADWAY	62ND ST	MANHATTAN	NEW YORK	10023
231	2589 BROADWAY	97TH ST	MANHATTAN	NEW YORK	10025
232	1498 YORK AVE	79TH ST	MANHATTAN	NEW YORK	10021
236	1524 2ND AVE	79TH ST	MANHATTAN	NEW YORK	10021
237	147 FULTON ST	BROADWAY	MANHATTAN	NEW YORK	10038
238	1187 1ST AVE	64TH ST	MANHATTAN	NEW YORK	10021
239	721 9TH AVE	49TH ST	MANHATTAN	NEW YORK	10019
241	1076 2ND AVE	57TH ST	MANHATTAN	NEW YORK	10022
242	401 E 86TH ST	1ST AVE	MANHATTAN	NEW YORK	10028
243	931 LEXINGTON AVE	68TH ST	MANHATTAN	NEW YORK	10021
245	135 E 125TH ST	LEXINGTON AVE	MANHATTAN	NEW YORK	10035
246	777 6TH AVE	26TH ST	MANHATTAN	NEW YORK	10001
247	4 W 4TH ST	BROADWAY	MANHATTAN	NEW YORK	10012
253	48-50 W 14TH ST	BROADWAY	MANHATTAN	NEW YORK	10011

260	77 7TH AVE	14TH ST	MANHATTAN	NEW YORK	10011
261	630 3RD AVE	41ST ST	MANHATTAN	NEW YORK	10017
264	130 WILLIAM ST	FULTON ST	MANHATTAN	NEW YORK	10038
265	123 3RD AVE	14TH ST	MANHATTAN	NEW YORK	10003
266	253 W 72ND ST	WEST END AVE	MANHATTAN	NEW YORK	10023
270	172 DYCKMAN ST	SHERMAN ST	MANHATTAN	NEW YORK	10040
272	4 COLUMBUS CIRCLE	58TH ST	MANHATTAN	NEW YORK	10019
276	1270 BROADWAY	33RD ST	MANHATTAN	NEW YORK	10001
281	1221 6TH AVE	48TH ST	MANHATTAN	NEW YORK	10019
282	1251 6TH AVE	49TH ST	MANHATTAN	NEW YORK	10020
287	666 LEXINGTON AVE	56TH ST	MANHATTAN	NEW YORK	10022
289	280 BROADWAY	CHAMBERS ST	MANHATTAN	NEW YORK	10002
290	60 MADISON AVE	27TH ST	MANHATTAN	NEW YORK	10010
291	50 BOWERY	CANAL ST	MANHATTAN	NEW YORK	10002
292	1091 LEXINGTON AVE	76TH/77TH ST	MANHATTAN	NEW YORK	10021
293	140 W 23RD ST	6TH/7TH AVE	MANHATTAN	NEW YORK	10011
295	230 PARK AVE	VANDERBILT/46TH ST	MANHATTAN	NEW YORK	10169
311	873 BROADWAY	18TH/19TH ST	MANHATTAN	NEW YORK	10003
317	1915 3RD AVE	106TH ST	MANHATTAN	NEW YORK	10029
318	300 E 39TH ST	2ND AVE	MANHATTAN	NEW YORK	10016
319	180 W 20TH ST	7TH/8TH AVE	MANHATTAN	NEW YORK	10011
321	1370 AVENUE OF THE AMERICAS	56TH ST	MANHATTAN	NEW YORK	10019
327	1675 3RD AVE	93RD/94TH ST	MANHATTAN	NEW YORK	10128
329	17 BATTERY PLACE	WEST ST	MANHATTAN	NEW YORK	10004
335	320 WEST 145TH STREET	BRADHURST AVE	MANHATTAN	NEW YORK	10039
338	333 EAST 102ND STREET	1ST AVENUE	MANHATTAN	NEW YORK	10029
339	125 E 86TH ST	LEXINGTON AVE	MANHATTAN	NEW YORK	10028
344	ONE PENN EAST	34TH ST/7TH AVE	MANHATTAN	NEW YORK	10019
345	460 8TH AVE (ONE PENN WEST)	34TH ST/8TH AVE	MANHATTAN	NEW YORK	10019
346	111 WORTH STREET	LAFAYETTE SREET	MANHATTAN	NEW YORK	10013
351	1749 1ST AVENUE	91ST STREET	MANHATTAN	NEW YORK	10128
354	194 E 2ND ST	AVENUE B	MANHATTAN	NEW YORK	10009
361	4086 BROADWAY	173RD STREET	MANHATTAN	NEW YORK	10032
365	2150 BROADWAY	WEST 76TH STREET	MANHATTAN	NEW YORK	10023

366	2407 BROADWAY	WEST 89TH STREET	MANHATTAN	NEW YORK	10024
368	931 FIRST AVENUE	51ST STREET	MANHATTAN	NEW YORK	10022
370	1479 THIRD AVENUE	84TH STREET	MANHATTAN	NEW YORK	10028
542	4 TIMES SQUARE	BROADWAY/7TH AVE	MANHATTAN	NEW YORK	10036
222	608 COLUMBUS AVE	89TH/90TH ST	MANHATTAN	NEW YORK	10024
193	138 HILLSIDE BLVD	WILLIS AVE	NASSAU	NEW YORK	11596
240	1596 UNION TPKE	NEW HYDE PARK RD	NASSAU	NEW YORK	11040
259	1149 MERRICK AVE	JERUSALEM AVE	NASSAU	NEW YORK	11566
269	1338-40 BROADWAY	EVERIT AVE	NASSAU	NEW YORK	11557
284	901 CARMANS RD	BAILEY DR	NASSAU	NEW YORK	11758
341	341 ROCKAWAY TURNPIKE	PENINSULA BLVD	NASSAU	NEW YORK	11559
445	4250 JERUSALEM AVE	HICKSVILLE RD	NASSAU	NEW YORK	11758
451	710 FRANKLIN AVE	FRANKLIN SQ	NASSAU	NEW YORK	11010
452	530 JERICHO TPKE	WARDWELL RD	NASSAU	NEW YORK	11501
458	265 N BROADWAY	PRINCESS ST	NASSAU	NEW YORK	11801
467	1445 HEMPSTEAD TPKE	SCHOOL RD	NASSAU	NEW YORK	11003
469	5601 MERRICK RD	ROOSEVELT BLVD	NASSAU	NEW YORK	11758
441	491 BELLMORE AVE	MERRICK AVE N	NASSAU	NEW YORK	11554
136	707 BROAD ST	RAYMOND ST	NEWARK	NEW JERSEY	07102
258	176 MAIN ST	HOYM ST	FORT LEE	NEW JERSEY	07024
267	11 EDGEWATER TOWN CTR	HILLIARD	EDGEWATER	NEW JERSEY	07020
283	1560 TEANECK RD	TYRON AVE	TEANECK	NEW JERSEY	07666
303	5 - 8 PATH PLAZA	JOURNAL SQ	JERSEY CITY	NEW JERSEY	07306
304	ONE MAYWOOD AVE	W ESSEX ST	MAYWOOD	NEW JERSEY	07607
306	52 RIVER DRIVE SO	NEWPORT PKWY	JERSEY CITY	NEW JERSEY	07310
310	325 SPRINGFIELD AVENUE	MORRIS AVE.	NEWARK	NEW JERSEY	07103
315	4901 BERGENLINE	49TH ST	WEST NEW YORK	NEW JERSEY	07093
340	360 ESSEX STREET	PROSPECT AVE	HACKENSACK	NEW JERSEY	07601
343	909 BROAD ST	GREEN ST	NEWARK	NEW JERSEY	07102
363	3196 KENNEDY BLVD	32ND STREET	UNION CITY	NEW JERSEY	07087
446	517-519 BROADWAY	5TH ST	BAYONNE	NEW JERSEY	07002
161	3915 MAIN ST	ROOSEVELT AVE	QUEENS	NEW YORK	11354
163	8101 BROADWAY	PETTIT AVE	QUEENS	NEW YORK	11373
171	4801 QUEENS BLVD	48TH ST	QUEENS	NEW YORK	11375
179	5711 MYRTLE AVE	SENECA AVE	QUEENS	NEW YORK	11385

187	60-02 ROOSEVELT AVE	WOODSIDE AVE	QUEENS	NEW YORK	11377
188	93-01 SUTPHIN BLVD	ARCHER AVE	QUEENS	NEW YORK	11435
198	3730 JUNCTION BLVD	OFF 37TH AVE	QUEENS	NEW YORK	11373
199	107-16 CONTINENTAL AVE	AUSTIN ST	QUEENS	NEW YORK	11375
206	116-02 BEACH CHANNEL DRIVE (ground lease only)	ROCKAWAY FRWY	QUEENS	NEW YORK	11694
251	230-01 MERRICK BLVD	FRANCIS LEWIS BLVD	QUEENS	NEW YORK	11413
252	160-04 JAMAICA AVE	160TH ST	QUEENS	NEW YORK	11432
255	37-15 82ND ST	37TH AVE	QUEENS	NEW YORK	11372
256	249-46 HORACE HARDING	MARATHON PKWY	QUEENS	NEW YORK	11362
268	24-28 BELL BLVD	23RD AVE	QUEENS	NEW YORK	11360
271	84-32 JAMAICA AVE	FOREST PKWY	QUEENS	NEW YORK	11421
314	54-11 MYRTLE AVE	WYCKOFF AVE	QUEENS	NEW YORK	11385
325	2856-2860 STEINWAY ST	28TH AVE	QUEENS	NEW YORK	11103
328	115-02 LIBERTY AVE	116TH ST	QUEENS	NEW YORK	11419
332	51-02 NORTHERN BLVD	51ST ST	QUEENS	NEW YORK	11377
337	80-02 KEW GARDENS RD	QUEENS BLVD/UNION TPK	QUEENS	NEW YORK	11415
355	161-21 JAMAICA AVE	161ST ST	QUEENS	NEW YORK	11432
357	113-03 BEACH CHANNEL DRIVE	ROCKAWAY FRWY	QUEENS	NEW YORK	11694
360	103-09 LIBERTY AVENUE	103RD STREET	QUEENS	NEW YORK	11417
449	73-01 37TH AVE	73RD STREET	QUEENS	NEW YORK	11372
454	156-44 NORTHERN BLVD	ROOSEVELT AVE	QUEENS	NEW YORK	11354
463	42-28 MAIN ST	SANFORD AVE	QUEENS	NEW YORK	11351
466	66-56 GRAND AVE	66TH ST	QUEENS	NEW YORK	11378
473	257-09 UNION TPKE	257TH ST	QUEENS	NEW YORK	11004
475	198-15 HORACE HARDING EXPY	FRANCIS LEWIS BLVD	QUEENS	NEW YORK	11365
477	95-11 63RD DR	QUEENS BLVD/ JUNCTION BLVD	QUEENS	NEW YORK	11374
300	80-30 JAMAICA AVE	WOODHAVEN BLVD	QUEENS	NEW YORK	11421
299	52 ROCKLAND PLAZA	N MIDDLETON RD	ROCKLAND	NEW YORK	10954
207	4363 AMBOY ROAD	ROBINSON AVE	STATEN ISLAND	NEW YORK	10312
278	1795 VICTORY BLVD	MANOR RD	STATEN ISLAND	NEW YORK	10314
279	3283 RICHMOND AVE	ARTHUR KILL RD	STATEN ISLAND	NEW YORK	10314
280	630 FOREST AVE	REGAN AVE	STATEN ISLAND	NEW YORK	10310
302	1010 ROSSVILLE AVE	WOODROW RD	STATEN ISLAND	NEW YORK	10309

334	2107 RICHMOND ROAD	LINCOLN AVENUE	STATEN ISLAND	NEW YORK	10306
336	2145 HYLAN BLVD	MIDLAND AVE	STATEN ISLAND	MEW YORK	10306
352	31-55 AMBOY RD	CLARKE AVE	STATEN ISLAND	NEW YORK	10306
455	2456 RICHMOND AVE	RICHMOND HILL ROAD	STATEN ISLAND	NEW YORK	10314
479	1480 FOREST AVE	MORNINGSTAR RD	STATEN ISLAND	NEW YORK	10302
257	1320-48 STONY BROOK RD	NESCONSET HWY	SUFFOLK	NEW YORK	11790
456	1851 SUNRISE HWY	BRENTWOOD RD	SUFFOLK	NEW YORK	11706
460	380 W SUNRISE HWY	WAVERLY AVE	SUFFOLK	NEW YORK	11772
204	678 MCLEAN AVE	LONG MEADOW RD	WESTCHESTER	NEW YORK	10704
205	42 W BROAD ST	FLEETWOOD AVE	WESTCHESTER	NEW YORK	10552
273	875 MCLEAN AVE	HARDING AVE	WESTCHESTER	NEW YORK	10704
274	1 N CENTRAL AVE	W HARTSDALE AVE	WESTCHESTER	NEW YORK	10530
448	100 MAMARONECK AVE	QUARROPAS ST	WESTCHESTER	NEW YORK	10601
453	421 BOSTON POST RD	HIGH ST	WESTCHESTER	NEW YORK	10573
461	2568 CENTRAL PARK AVE	FORT HILL AVE	WESTCHESTER	NEW YORK	10710
920(1)	50-02 55TH AVE		QUEENS	NEW YORK	11378
926	22-20 91ST STREET		NORTH BERGEN	NEW JERSEY	07047
270R	188-192 DYCKMAN STREET		MANHATTAN	NEW YORK
297	900 8TH AVENUE		MANHATTAN	NEW YORK
326	1213 CLOVE ROAD		STATEN ISLAND	NEW YORK
333	153-01 JAMAICA AVENUE		JAMAICA	NEW YORK
353	1265 BOSTON POST ROAD		LARCHMONT	NEW YORK
358	204-19 HILLSIDE AVENUE		QUEENS	NEW YORK
359	180-202 MCLEAN AVENUE		YONKERS	NEW YORK
362	2-6 MIDLAND AVENUE		NYACK	NEW YORK
364	178-20 HILLSIDE AVENUE		QUEENS	NEW YORK
369	1490 MADISON AVENUE		MANHATTAN	NEW YORK
371	1650 GRAND CONCOURSE		BRONX	NEW YORK
524	1627 BROADWAY		MANHATTAN	NEW YORK
TBD	250 WEST 57TH STREET		MANHATTAN	NEW YORK

(1)                                  Duane Reade has been notified that approximately 94,000 sq. feet of the total plot of 590,000 sq. ft. may be subject to a condemnation proceeding by the NY Fire Department.  The entire affected area is the parking lot (not the building).  These proceedings are not actively being pursued by the NY Fire Department at this time (and nothing has happened for over two years), but there can be no assurance as to the outcome of this proceeding if it is ever instituted.  Duane Reade will be able to find alternate warehouse space, if necessary.

* includes 02/23/04 acquisition of Mayfair Chemists, located at 21 7th Avenue & 12th Street.

SCHEDULE 3.06

DISCLOSED MATTERS

1.              Duane Reade Inc., Securities Litigation, U.S.D.C.  S.D.N.Y. Case No. 1:02 CV 6478 (NRB).  Class action suits on behalf of shareholders who purchased common stock between April 1, 2002 and July 24, 2002, inclusive, alleging violation of federal securities laws.  The complaint alleges that Duane Reade Inc. violated the federal securities laws by issuing materially false and misleading statements during the class period.  On December 1, 2003, the district judge granted Duane Reade Inc.’s motion to dismiss the plaintiffs’ action, with prejudice.  The plaintiffs have appealed the decision.

2.              Ansoumana v. Gristedes, U.S.D.C.  S.D.N.Y. Case No. 00-CV-0253 (ADH)(DFE).  Duane Reade Inc. is a defendant in a class action suit regarding alleged violations of the Fair Labor Standards Act as to a group of individuals who provided delivery services on a contract basis to Duane Reade Inc.  In December 2002, the judge in the action issued a partial summary judgment in favor of a subclass of the plaintiffs and against Duane Reade Inc.  In December 2003, Duane Reade settled the issue of the amount of liability to the plaintiffs without any admission of wrongdoing and in an amount consistent with Duane Reade’s previously established reserves.  The amount of attorney’s fees owed to the plaintiffs’ attorneys remains an open issue in the case.

3.              Disabled in Action of Metropolitan New York, Inc. v. Duane Reade, U.S.D.C. S.D.N.Y. Case No. 01-CV-4692 (WHP).  Duane Reade Inc. is the defendant in a suit for alleged violations of the Americans with Disabilities Act (“ADA”).  Settlement discussions are active.  However, it is likely at this stage that a portion of the case will be litigated as the parties have been unable to reach agreement as the requirements of the ADA with respect to two issues.

4.              Cardinal Health Litigation.  Duane Reade Inc. is involved in an ongoing dispute with Cardinal Health, a former supplier of pharmaceutical products.  Both parties have claims against the other involving, among other claims, breach of contract, promissory estoppel and unjust enrichment.  Duane Reade Inc. is seeking from Cardinal an unspecified amount of damages and punitive damages of at least $20 million.  Cardinal is seeking approximately $18 million in damages plus attorney’s fees and interest.  Non-party discovery in the case has concluded and it is expected to go to trial some time in late 2004 or 2005.

5.              Irving Kroop, et al. v. Duane Reade, NY, NY et al., 00 Civ. 9841 et al.  Trustees of several union benefit funds have brought suit alleging that Duane Reade Inc. did not make certain required contributions to these funds from January 2000 through August 2001.  The plaintiffs have recently filed a motion seeking summary judgment of $2.29 million of claims for alleged understanding and related penalties and interest.  In addition, at various times, the plaintiffs have stated that they believe Duane Reade Inc. may owe additional amounts.  However, any additional amounts that the plaintiffs may claim are not known at this time.  Duane Reade has filed a motion opposing these claims.

6.              Allied Trades Council Dispute.  Duane Reade Inc. is party to an NLRB administrative proceeding regarding a dispute with the Allied Trades Council over whether a negotiating impasse was reached between Duane Reade Inc. and the union in 2001.  The Allied Trades Council represents employees in 139 Duane Reade stores and was party to a collective bargaining agreement that had an expiration date of August 31, 2001.  The bargaining over a new term for the collective bargaining agreement was not successful, and upon declaring impasses at different times, the company unilaterally made changes in certain terms and conditions of employment.  On February 18, 2004, an administrative law judge (ALJ) who had reviewed various matters related to this proceeding issued a decision and related recommendations, which concluded that the parties were not at impasse.  The remedies recommended by the ALJ included, among other things, a requirement that Duane Reade Inc. make its employees whole by reimbursing them for expenses ensuing from the company’s failure to make contributions to certain union funds and to make such funds whole, plus interest.  If this recommendation is adopted by the full NLRB and enforced by a circuit court of appeals, it could result in Duane Reade Inc. being required to contribute amounts that have yet to be determined into the union’s pension benefit, health and welfare and vacation funds.  Any potential required contributions resulting from a final judicial determination of this matter would potentially be subject to offset by a portion of the amounts that Duane Reade Inc. had paid for similar benefits provided to employees represented by the Allied Trades Council.  Because this is just the first phase of a long and complicated administrative process likely to be followed by a judicial review of the NLRB findings, the final outcome cannot be reliably determined at this time.  The ALJ’s recommendation is not a binding order and has no force and effect of law.  Rather, it is a recommendation to the full NLRB in Washington, D.C., which will conduct a review at some point in the future and decide to uphold, reject or modify the recommendation.  The full NLRB decision is also subject to judicial review by a circuit court of appeals and a compliance hearing before any financial remedy can be determined with specificity.  Duane Reade Inc. recorded a pre-tax charge of $12.6 million for the year ended December 27, 2003 and an additional pre-tax charge of $1.1 million in the quarter ended March 27, 2004.  These charges represent Duane Reade Inc.’s current best estimate of the loss that would result upon application of the ALJ’s recommendation.  Duane Reade Inc. notes that such charge is based upon the facts available to it at the time and such charges could be subject to significant modification in the future, upon review by the full NLRB, the Federal Circuit of Appeals and completion of a compliance hearing and any appeals relating to the outcome of that hearing.  These charges reflect the amount of contributions that Duane Reade Inc. did not make into the vacation benefit funds for the period from July 1, 2001 through March 27, 2004, and the amount of contributions that Duane Reade Inc. did not make into the pension and health and welfare funds from the August 31, 2001 expiration of the contract through March 27, 2004, with the combined amounts reduced by a portion of the benefits Duane Reade Inc. paid directly to or for the benefit of these employees over the same periods.  They also include an interest cost for these net contributions from the date they would have been paid until March 27, 2004.

7.              Litigation Relating to the Rex Transaction.  Duane Reade Inc. is aware of six purported class action complaints challenging the Rex Transaction that have been filed in the Court of Chancery of the State of Delaware (the “Delaware Complaints”), and three purported class action complaints that have been filed in the Supreme Court of the State of New York (the “New York Complaints”).  Two of the New York Complaints have been voluntarily dismissed without prejudice.  Both the Delaware Complaints and the New York Complaints named Mr. Anthony Cuti and certain other members of the board of directors of Duane Reade Inc., certain executive officers and Duane Reade Inc. as defendants.  Four of the Delaware Complaints name Oak Hill Capital Partners, L.P. as a defendant.  One of the dismissed New York Complaints named Oak Hill Capital Partners, L.P. as a defendant.  The Delaware Complaints were consolidated on January 28, 2004, and on April 8, 2004 the plaintiffs in the Delaware actions filed a consolidated class action complaint.  The consolidated complaint alleges that defendants failed to disclose material information in the preliminary proxy statement, which was filed with the SEC on March 19, 2004.

Plaintiffs seek, among other things, an order that the complaints are properly maintainable as a class action, a declaration that defendants have breached their fiduciary duties and other duties, injunctive relief, an unspecified amount of monetary damages, attorneys’ fees, costs and expenses and any such other and further relief as the court may deem just and proper.  Duane Reade Inc. has received a letter, dated June 14, 2004, from co-lead counsel for the plaintiffs in the stockholder litigation relating to the transaction expressing “substantial concern” over Oak Hill’s proposal, which was announced in a press release on June 14, 2004, to reduce the per share price set forth in the original merger agreement from $17.00 to $16.00.

ENVIRONMENTAL

None.

MATERIAL ACTIONS

None.

SCHEDULE 3.09

TAXES

Loan Party	Description	Taxing Jurisdiction
Duane Reade Inc.	Audit of NYS Franchise Tax Returns of Duane Reade Inc. for the years ending 12/27/97, 12/25/99 and 12/30/00	New York State Department of Taxation and Finance

Recent New York State tax rulings may require Duane Reade Inc. to provide reserves for periods prior to 2003.  However, such reserves are not expected to exceed $5.0 million or to have any short term cash flow impact due to applicable prior period carry forward losses.

On July 14, 2004, the Company settled this audit in the amount of $142,478, including additional taxes of $113,950 attributable to the reallocation of subsidiary capital and $28,528 of accumulated interest. The Company also agreed to relinquish $5.0 million of the existing Net Operating Loss (NOL) carryforward. Although these years technically remain open until the associated NOL’s are entirely consumed, it is unlikely that New York State, having agreed to the audit settlement, will revisit these periods.

SCHEDULE 3.12

SUBSIDIARIES

Duane Reade Inc., the consolidated parent company, maintains a 100% ownership interest in DRI I Inc., Duane Reade Realty, Inc. and Duane Reade International, Inc. Duane Reade Inc. also has a 99% ownership interest in Duane Reade, a New York General Partnership.  The remaining 1% interest in the Duane Reade General Partnership is owned by DRI I Inc.  After closing of the Rex Transaction, Duane Reade Holdings, Inc. will have a 100% ownership interest in Duane Reade Inc.

SCHEDULE 3.13

INSURANCE

Insurance Maintained By or on Behalf of Loan Parties and Subsidiaries

Coverage	Insurance Provider	Policy Number	Coverage Limit	Current Insurance Premium	Policy Period

NY Workers Comp	The State Ins. Fund	G 1051 293-7	Fixed Dollar	$1,550,504	3/1/04 – 2/28/05

NJ Workers Comp	AIG/Granite State Ins. Co.	WC 00816625900	Fixed Dollar	$56,483	8/1/03 – 7/31/04

Property/Boiler	FM Global / Commonwealth	Various Layers	$150 Million - $500,000 SIR	$1,497,500	10/1/03 – 9/30/04

Auto	Zurich	BAP 2984069-03	G/L & Coll. - $100,000 SIR	$240,678	10/1/03 – 9/30/04

Umbrella	National Union / Gtr. Amer. / St. Paul	AIG – BE 2977853 Gtr. Amer. – TUE 3567566 04 St. Paul – Q1 01090008660	$100 Million - $10,000 SIR	$1,125,000	10/1/03 – 9/30/04

D&O	National Union Fire / Axis / Ace	AIG – 214-54-14 Axis – ANN 0054 Ace – DOX G21658236001	$50 Million - $2,500,000 SIR	$1,304,800	5/9/04 – 8/9/04

Crime	Nat’l Union	360-77-62	$1 Million - $50,000 SIR	$10,067	10/1/03 – 9/30/04

Coverage	Insurance Provider	Policy Number	Coverage Limit	Current Insurance Premium	Policy Period

General Liability	Zurich	GLO 2984070-03	$15 Million - $250,000 SIR/CLAIM	$879,315	10/1/03 – 9/30/04

SIR = Self Insured Retention

SCHEDULE 3.14

LABOR MATTERS

Reference is made to item 6 of Schedule 3.06.

SCHEDULE 3.16(B)

FEDERAL RESERVE REGULATIONS

A portion of the proceeds of the Loans may be used to repay indebtedness under the Convertible Indenture.

SCHEDULE 6.01

INDEBTEDNESS

Duane Reade 2.1478% Senior Convertible Notes due 2022 in the outstanding amount of $201,031,887.

Capital Lease between Duane Reade Inc. and IBM Credit Corporation, dated March 22, 2002.

SCHEDULE 6.02

LIENS

Record of UCC Filings Found in Each Search:

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	07/07/97	139656	—	IBM Point of Sale equipment-Funding Agreement 10/14/96
UCC3	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	11/24/97	242625	139656	Amendment- original property description deleted & new description of IBM Sale Equip. added
UCC3	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	11/26/97	244505	139656	Assignment to Lyon Credit Corporation
UCC3	Lyon Credit Corporation	Rock Bottom Stores, Inc.	NY SoS	04/24/00	081081	139656	Assignment to Hudson United Bank
UCC3	Hudson United Bank	Rock Bottom Stores, Inc.	NY SoS	05/11/00	093800	139656	Amendment—Debtor name change to: Duane Reade, Inc.
UCC3	Hudson United Bank	Duane Reade, Inc.	NY SoS	04/03/02	076643	139656	Continuation
UCC1	Orix USA Corporation	Duane Reade	NY SoS	05/14/99	096353	—	Equipment—Master Lease #37625, Schedule #39998
UCC3	Orix USA Corporation	Duane Reade	NY SoS	07/23/99	147577	096353	Amendment-No change to collateral. Addition of new serial numbers Master Lease #37625 Sched. #39997

UCC1	Orix USA Corporation	Duane Reade	NY SoS	05/14/99	096355	—	Equipment—Master Lease #37625, Schedule #39997
UCC3	Orix USA Corporation	Duane Reade	NY SoS	09/02/99	177583	096355	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625, Sched. #39997
UCC1	Orix USA Corporation	Duane Reade	NY SoS	05/17/99	097434	—	Equipment—Lease #40045
UCC1	Orix USA Corporation	Duane Reade	NY SoS	07/01/99	131468	—	Equipment—Lease #40169
UCC1	Orix USA Corporation	Duane Reade	NY SoS	07/01/99	131470	—	Equipment—Master Lease #37625, Schedule #40168
UCC1	Orix USA Corporation	Duane Reade	NY SoS	08/12/99	162511	—	Equipment—Master Lease #37625, Schedule #40279
UCC1	El Camino Resources, Ltd.	Duane Reade	NY SoS	09/03/99	178286	—	Equipment—Master Lease #4045, Schedule #001
UCC1	FINOVA Capital Corporation	Duane Reade	NY SoS	11/03/99	222085	—	Equipment—RVA#3428
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	NY SoS	07/25/00	144827	231476	Assignment to: The Chase Manhattan Bank
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	11/16/99	231481	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	NY SoS	07/25/00	144840	231481	Assignment to: The Chase Manhattan Bank
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	NY SoS	12/28/99	260226	—	Equipment-all replacement parts, accessions & subsititutions #C0885003
UCC1	FINOVA Capital Corporation	Duane Reade, Inc.	NY SoS	12/28/99	260230	—	Equipment-all replacement parts, accessions & subsititutions #C0885004

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	01/05/00	002803	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	01/05/00	003065	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade	NY SoS	02/24/00	037585	—	Equipment-all replacement parts, accessions & subsititutions #C0885005
UCC1	Orix USA Corporation	Duane Reade	NY SoS	04/27/00	083598	—	Equipment—Master Lease #37625, Schedule #40890
UCC1	Orix USA Corporation	Duane Reade	NY SoS	06/09/00	114397	—	Equipment—Master Lease #37625, Schedule #40960
UCC3	Orix USA Corporation	Duane Reade	NY SoS	06/28/00	127069	114397	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625 Sched. #40960
UCC1	Crown Credit Company	Duane Reade	NY SoS	07/06/00	131963	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade	NY SoS	07/06/00	131964	—	Crown Lift Trucks
UCC1	De Lage Landen Financial	Duane Reade, Inc.	NY SoS	07/28/00	147798	—	Equipment—Contract #24350027
UCC1	Orix USA Corporation	Duane Reade	NY SoS	08/10/00	156271	—	Equipment—Master Lease #37625, Schedule #41135
UCC3	Orix USA Corporation	Duane Reade	NY SoS	09/08/00	174691	156271	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625 Sched. #41135

UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	12/27/00	247750	—	All computer, information processing equipment—Supplement #914477 12/01/00
UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	01/25/01	018314	—	All computer, information processing equipment—Supplement #909186 11/21/00
UCC1	Orix USA Corporation	Duane Reade, Inc.	NY SoS	02/06/01	025690	—	Equipment—Master Lease #37625, Schedule #41597
UCC3	Orix USA Corporation	Duane Reade, Inc.	NY SoS	04/13/01	072541	025690	Amendment-No change in collateral. New Serial Numbers added.
UCC1	Orix USA Corporation	Duane Reade, Inc.	NY SoS	02/06/01	025692	—	Equipment—Master Lease #37625, Schedule #41598
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032846	—	Equipment—Master Lease #1409-10
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032852	—	Equipment—Master Lease #1409-10 Schedule 003
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032855	—	Equipment—Master Lease #1409-10 Schedule 004
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032856	—	Equipment—Master Lease #1409-10 Schedule 005
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032858	—	Equipment—Master Lease #1409-10 Schedule 006
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032861	—	Equipment—Master Lease #1409-10 Schedule 007

UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032863	—	Equipment—Master Lease #1409-10 Schedule 008
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032864	—	Equipment—Master Lease #1409-10 Schedule 009
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032865	—	Equipment—Master Lease #1409-10 Schedule 010
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032867	—	Equipment—Master Lease #1409-10 Schedule 011
UCC1	Delphi Energy Fund, Inc. (Assignee—CIT)	Duane Reade Inc.	NY SoS	02/15/01	032868	—	Equipment—Master Lease #1409-10 Schedule 012
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032869	—	Equipment—Master Lease #1409-10 Schedule 014
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032870	—	Equipment—Master Lease #1409-10 Schedule 016
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032872	—	Equipment—Master Lease #1409-10 Schedule 017
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032873	—	Equipment—Master Lease #1409-10 Schedule 018
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032874	—	Equipment—Master Lease #1409-10 Schedule 019
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032875	—	Equipment—Master Lease #1409-10 Schedule 020
UCC1	Crown Credit Corporation	Duane Reade Inc.	NY SoS	03/08/01	045904	—	Crown Lift Trucks
UCC1	Crown Credit Corporation	Duane Reade Inc.	NY SoS	04/06/01	067100	—	Crown Lift Truck

UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	04/25/01	080587	—	All computer, information processing equipment—Supplement #955641 03/27/01
UCC1	Imaging Financial Service, Inc.	Duane Reade, Inc.	NY SoS	05/09/01	090626	—	Kodak Picture Maker Units & accessories
UCC1	Colonial Pacific Leasing	Duane Reade Inc.	NY SoS	05/24/01	101763	—	Gretag masterflex digital camera module software, etc
UCC1	Colonial Pacific Leasing	Duane Reade Inc.	NY SoS	05/24/01	101764	—	Gretag masterflex digital camera module software, etc
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	NY SoS	01/04/02	002620	—	Equipment—Master Lease #37625, Schedule #41650
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045582	—	Equipment-Film along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045726	—	Gretag equipment
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045753	—	Equipment-Film along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/02	047365	—	Equipment-all replacement parts, accessions & subsititutions
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/18/02	063337	—	Gretag equipment
UCC1	General Electric Capital Corporation	Duane Reade Inc.	NY SoS	04/30/02	099949	—	Gretag equipment
UCC1	Tennant Financial Services	Duane Reade Inc.	NY SoS	05/21/02	117870	—	Tennant Model 8300 Sweeper/Scrubber
UCC1	General Electric Capital Corporation	Duane Reade Inc.	NY SoS	05/23/02	119837	—	Gretag equipment

UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/19/02	200212192 818827	—	Gretag masterflex digital minilabs
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/04/03	200302040 255667	—	Equipment-Printer along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438954	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	10/30/03	200310301 793381	20030227043 8954	Amendment-No change to collateral. Addition of new serial numbers
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438978	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438992	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111991	20030227043 8992	Amendment-No change in collateral Description. Added film equipment
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/13/03	200303130 556553	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/18/03	200303180 592319	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111977	20030318059 2319	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	04/17/03	200304170 834488	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111941	20030417083 4488	Amendment-No change to collateral. Addition of new serial numbers.

UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/03/03	200307031 274399	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/21/03	200307211 358547	20030703127 4399	Amendment-no change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/23/03	200307231 369760	—	Fuji frontier mini lab
UCC1	Key Equipment Finance, a Division of Key Corporate Capital Inc.	Duane Reade, Inc.	NY SoS	07/25/03	200307251 378573	—	All right, title & interest in & to Master Flex Digital 1008
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	10/10/03	200310101 706158	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	11/10/03	200311101 834997	20031010170 6158	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	11/25/03	200311251 900189	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/01/03	200312011 917201	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/22/03	200312222 005291	20031201191 7201	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/10/03	200312101 956187	—	Fuji frontier mini lab

UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Richmond County, NY	02/25/00	2000-510	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/26/02	20896072	—	Gretag equipment
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/18/02	21355677	—	Gretag masterflex digital minilabs
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/04/03	21419546	—	Equipment-Printer along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/24/03	21446733	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	09/03/03	21446733	21446733	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/01/03	21907357	—	Fuji frontier mini lab

UCC3	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/26/03	21907357	21907357	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	NJ Dept. of Treasury Commercial Recording	04/15/99	1900450	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	11/16/99	1941416	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	07/25/00	1941416	1941416	Assignment to: The Chase Manhattan Bank
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	11/16/99	1941417	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	07/25/00	1941417	1941417	Assignment to: The Chase Manhattan Bank
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	02/24/00	0011253	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds #C0885005

UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	07/11/01	10670708	—	Crown Lift Truck
UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	07/11/01	10670757	—	Crown Lift Trucks
UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	07/19/01	10734660	—	Masterflex digital 1008 photo processing machine
UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	07/20/01	10762133	—	Masterflex digital 1008 photo processing machine
UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	08/01/01	10841861	—	Masterflex digital 1008 photo processing machine
UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	10/03/01	11304208	—	Crown Lift Trucks
UCC1	Orix Financial Services, Inc.	Duane Reade	DE SoS	10/11/01	11371603	—	Equipment-under lease # 42144
UCC1	Orix Financial Services, Inc.	Duane Reade	DE SoS	10/11/01	11372080	—	Equipment-under lease #42145
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	10/19/01	11441240	—	Equipment-under lease #42188
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	11/05/01	11606164	—	Crown Lift Truck
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	11/09/01	11648554	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds

UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	11/09/01	11648836	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	12/20/01	20170781	—	Gretag masterflex digital minilab model
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	12/20/01	20170815	—	Gretag masterflex digital minilab model
UCC1	Delphi Energy Fund, Inc.	Duane Reade Inc.	DE SoS	02/14/02	20402168	—	Goods & equipment—Lease No. 1409-10, Schedule 028
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20444921	—	Goods & equipment—Lease No. 1409-10, Schedule 029
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20445142	—	Goods & equipment—Lease No. 1409-10, Schedule 030
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20445720	—	Goods & equipment—Lease No. 1409-10, Schedule 031
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446454	—	Goods & equipment—Lease No. 1409-10, Schedule 033
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446652	—	Goods & equipment—Lease No. 1409-10, Schedule 034
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446868	—	Goods & equipment—Lease No. 1409-10, Schedule 035
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/15/02	20614358	—	Gretag equipment
UCC3	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	06/17/02	21728595	20614358	Amendment—Debtor name change to: Duane Reade
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/25/02	20680664	—	Equipment-Film Tools

UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/25/02	20680714	—	Equipment-Film Tools
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	02/26/02	20681365	—	Crown Lift Trucks
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20702567	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 001
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20702781	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 002
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703128	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 003
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703458	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 004
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703656	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 005
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703755	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 006

UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703904	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 007
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704209	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 008
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704530	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 009
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704738	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 010
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704944	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 011
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20705396	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 012
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20705644	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 014

UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	03/18/02	20886295	—	Gretag equipment
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068869	—	Goods & equipment—Lease No. 1426-10, Schedule 001
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068919	—	Goods & equipment—Lease No. 1426-10, Schedule 002
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068976	—	Goods & equipment—Lease No. 1426-10, Schedule 003
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069065	—	Goods & equipment—Lease No. 1426-10, Schedule 004
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069115	—	Goods & equipment—Lease No. 1426-10, Schedule 005
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069214	—	Goods & equipment—Lease No. 1426-10, Schedule 006
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069354	—	Goods & equipment—Lease No. 1426-10, Schedule 007
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069545	—	Goods & equipment—Lease No. 1426-10, Schedule 008
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069701	—	Goods & equipment—Lease No. 1426-10, Schedule 009
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	05/15/02	21219348	—	In Lieu filing
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	05/15/02	21219587	—	In Lieu filing
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	05/08/02	21336647	—	All equipment under Master Lease Agreement No. 300327, Schedule Nos. 1-5

UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/12/02	21440167	21336647	Partial assignment to Key Equipment Finance, a division of Key Corporate Capital Inc.—Master Lease Agreement No. 300327, Schedule No. 1
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/01/02	21612948	21336647	Full assignment to Key Equipment Finance, a division of Key Corporate Capital Inc.—Master Lease Agreement No. 300327, Schedule No. 1
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/02/02	21865611	21336647	Full assignment to Excel Bank—Master Lease Agreement No. 300327, Schedule No. 3
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/08/02	21896780	21336647	Full assignment to Excel Bank—Master Lease Agreement No. 300327, Schedule No. 4
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/08/02	21897176	21336647	Full assignment to BankChicago—Master Lease Agreement No. 300327, Schedule No. 2
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/08/02	22060360	21336647	Full assignment to Excel Bank, N.A.—Master Lease Agreement No. 300327, Schedule No. 5
UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	06/03/02	21637903	—	Equipment & software—IBM Credit Supplement #062946

UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	06/06/02	21665698	—	Equipment & software—IBM Credit Supplement #026808
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/18/02	21744154	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/18/02	21744170	—	Crown Lift Truck
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	06/28/02	21843535	—	Equipment-Energy Management Control Systems
UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	07/01/02	21852924	—	Equipment & software—IBM Credit Supplement #092134
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	07/02/02	21869225	—	Crown Lift Truck
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	08/27/02	22216533	—	Equipment-Energy Management Control Systems
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	10/10/02	22657249	—	Equipment-under lease #42274
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	11/04/02	22880783	—	Equipment-attachment not available
UCC1	IBM Credit LLC	Duane Reade Inc.	DE SoS	01/07/03	30215338	—	Equipment & software—IBM Credit LLC Supplement #141857
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	01/17/03	30308745	—	Equipment-Energy Management Control Systems
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	03/10/03	30731409	—	Equipment-Schedule No.4 dd.12/11/02 to Master Lease Agrmt

UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/03/03	31393209	—	Crown Lift Trucks
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/11/03	31474249	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 6
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/18/03	31540585	31474249	Full Assignment to Excel Bank
UCC1	De Lage Landen Financial Services, Inc.	Duane Reade, Inc.	DE SoS	06/19/03	31858938	—	Savin Equipment
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/24/03	31903858	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 7
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/24/03	31904062	31903858	Full Assignment to Sterling National Bank
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/20/03	32165820	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 8
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/20/03	32165861	32165820	Full Assignment to First Bank of Highland Park
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/25/03	32202136	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 9
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	09/05/03	32300906	32202136	Full Assignment to First Bank of Highland Park
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/25/03	32202169	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 10
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	09/05/03	32301029	32202169	Full Assignment to First Bank of Highland Park

UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	08/26/03	32207150	—	Crown Lift Trucks
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	11/03/03	32875196	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 11
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	11/03/03	32875337	32875196	Full assignment to Excel Bank, N.A.
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343459	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 12
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC1	Orix USA Corporation	Duane Reade	Nassau County, NY	08/13/99	UC 99013451	—	Equipment—Master lease no. 37625, lease schedule no. 40279
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Nassau County, NY	12/03/99	UC 99019499	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Nassau County, NY	12/03/99	UC 99019501	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Nassau County, NY	12/29/99	UC 99020542	—	Equipment-all replacement parts, accessions & subsititutions #C0885003
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	12/09/99	99 PQ20098	—	All prescription pharmaceutical products, insulin & syringes

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	12/09/99	99 PQ20099	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	01/05/00	00 PQ00157	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	01/05/00	00 PQ00158	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	03/07/00	00 PQ03845	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Crown Credit Company	Duane Reade	Queens County, NY	07/11/00	00 PQ11229	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade	Queens County, NY	07/11/00	00 PQ11230	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade Inc.	Queens County, NY	03/12/01	01 PQ03982	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade Inc.	Queens County, NY	04/10/01	01 PQ05814	—	Crown Lift Truck
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Kings County, NY	11/19/99	99 PK16826	—	All prescription pharmaceutical products, insulin & syringes

UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Kings County, NY	07/27/00	00 PK10146	99 PK16826	Assignment to: The Chase Manhattan Bank, as collateral agent
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Kings County, NY	11/19/99	99 PK16827	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Kings County, NY	12/29/99	99 PK18851	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Kings County, NY	03/06/00	00 PK02902	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix USA Corporation	Duane Reade	Kings County, NY	06/14/00	00 PK08154	—	Equipment—Master lease no. 37625, lease schedule no. 40960
UCC3	Orix USA Corporation	Duane Reade	Kings County, NY	07/07/00	00 PK09317	00 PK08154	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	El Camino Resources, Ltd.	Duane Reade	Queens County, NY	08/13/99	99 PN43967	—	Equipment—Master lease no. 4045, Schedule no. 1
UCC1	FINOVA Capital Corporation	Duane Reade	Queens County, NY	11/04/99	99 PN59987	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	11/18/99	99 PN62825	—	All prescription pharmaceutical products, insulin & syringes

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	11/18/99	99 PN62826	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade	Queens County, NY	01/03/00	00 PN00107	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix USA Corporation	Duane Reade	Queens County, NY	04/28/00	00 PN21919	—	Equipment—Master lease no. 37625, lease schedule no. 40890
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	07/20/00	00 PN36022	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	07/20/00	00 PN36023	—	All prescription pharmaceutical products, insulin & syringes
UCC1	De Lage Landen Financial Services, Inc.	Duane Reade, Inc.	Queens County, NY	08/01/00	00 PN38140	—	Toshiba copier systems
UCC1	Orix USA Corporation	Duane Reade	Queens County, NY	08/16/00	00 PN41092	—	Equipment—Master lease no. 37625, lease schedule no. 41135
UCC3	Orix USA Corporation	Duane Reade	Queens County, NY	09/22/00	00 PN46937	00 PN41092	Amendment-No change to collateral. Addition of new serial numbers.

UCC1	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	02/08/01	01 PN06340	—	Equipment—Master lease no. 37625, lease schedule no. 41597
UCC3	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	04/24/01	01 PN19601	01 PN06340	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	02/08/01	01 PN06341	—	Equipment—Master lease no. 37625, lease schedule no. 41598
UCC1	Imaging Financial Services Inc.	Duane Reade, Inc.	Queens County, NY	05/21/01	01 PN23359	—	3 Kodak picture maker units
UCC1	Colonial Pacific Leasing	Duane Reade, Inc.	Queens County, NY	06/13/01	01 PN28480	—	Gretag masterflex digital camera module software, etc.
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC1	Orix Financial Services Inc.	Duane Reade	NY SoS	03/30/04	200403305 247791		Equipment-Printer & all accessories, replacements, along with cash & non-cash proceeds
UCC3	Orix Financial Services Inc.	Duane Reade	NY SoS	04/08/04	200404085 277523		Amendment-restated Collateral Description by adding new serial numbers

UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 433818		Equipment-covered under Lease Schedule No.15 to Master Lease Agrmt No.300327
UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 528196	20040527543 3818	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.015
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200452754 33844		Equipment-covered under Lease Schedule No.13 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 434795		Equipment-covered under Lease Schedule No.14 to Master Lease Agrmt No.300327
UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 28211	20040527543 4795	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.014
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 434834		Equipment-covered under Lease Schedule No.16 to Master Lease Agrmt No.300327
UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 528184	20040527543 4834	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.016

UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527877	Equipment-covered under Lease Schedule No.16 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527904	Equipment-covered under Lease Schedule No.18 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527954	Equipment-covered under Lease Schedule No.19 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SOS	06/25/04	200406255 528019	Equipment-covered under Lease Schedule No.17 to Master Lease Agrmt No.300327

Record of Bankruptcies, Pending Suits & Judgements

Participant Name	Case Number	Date Filed	Plaintiff/Debtor Name	Location
Duane Reade	12052/2001	09/10/03	Great Atlantic & Pacific Tea Co. Inc	Supreme Court, Richmond County, New York
Duane Reade	814873-01	09/02/03	The City of New York Law Department	Queens County, New York
Duane Reade	815198-01	09/02/03	The City of New York Law Department	Queens County, New York
Duane Reade	808849-01	09/25/03	Criminal Court of the City of New York	Queens County, New York
Duane Reade	001827734-01	05/20/02	Criminal Court of the City of New York	Kings County, New York
Duane Reade	001856693-01	08/30/02	Criminal Court of the City of New York	Kings County, New York
Duane Reade	001856691-01	08/30/02	Criminal Court of the City of New York	Kings County, New York
Duane Reade	001905162-01	02/10/03	Criminal Court of the City of New York	Kings County, New York
Duane Reade	001910263-01	03/03/03	Criminal Court of the City of New York	Kings County, New York
Duane Reade	001920035-01	03/31/03	Criminal Court of the City of New York	Kings County, New York
Duane Reade	00-CV-253	12/31/03	Ansoumana, et al	U.S. Southern District Court—New York City
Duane Reade	24848 1991	09/27/91	Johnny Seitz and Chris Rials-Seitz	New York Supreme Court
Duane Reade	111150 2001	06/04/01	Ellen Kleinberg	New York Supreme Court
Duane Reade	98-46468-ALG	09/09/98	The Pharmacy Fund, Inc. and Pharmacy Fund Receivables, Inc.	U.S. Bankruptcy Court—Southern District of New York—Chapter 11 Bankruptcy
Duane Reade	01-41432-AJG	05/21/01	Lechters N.Y.C., Inc., et al	U.S. Bankruptcy Court—Southern District of New York—Chapter 11 Bankruptcy
Duane Reade	001343156-01	11/14/00	Criminal Court of the City of New York	New York County, New York
Duane Reade	001602751-01	09/16/02	Criminal Court of the City of New York	New York County, New York
Duane Reade	001642240-01	12/17/02	Criminal Court of the City of New York	New York County, New York
Duane Reade	001696245-01	04/28/03	Criminal Court of the City of New York	New York County, New York
Duane Reade	001696246-01	04/28/03	Criminal Court of the City of New York	New York County, New York
Duane Reade	001708856-01	05/13/03	Criminal Court of the City of New York	New York County, New York
Duane Reade	001745201-01	09/02/03	The City of New York Law Department	New York County, New York
Duane Reade	001745202-01	09/02/03	The City of New York Law Department	New York County, New York
Duane Reade	001751583-01	09/23/03	Tishman Speyer Properties L.P.	New York County, New York
Duane Reade	001751583-02	09/23/03	Turner Construction Company	New York County, New York

SCHEDULE 6.04

INVESTMENTS
(as of the Closing Date)

Promissory Note from DRI Investment Group, LLC in favor of Duane Reade Inc. in an amount not to exceed $200,000.00.

Entity	Entity Holds Interests in the Following:
Duane Reade Inc.	1.	Investment in Arclight Systems LLC, a Delaware limited liability company pursuant to the Arclight Systems LLC Limited Liability Company Agreement, dated February 26, 2001

	2.	Investment in Chain Drug Consortium LLC, a Delaware limited liability company pursuant to the Chain Drug Consortium Operating Agreement, dated August 1, 2000, as amended June 7, 2003

	3.	Partnership interest in Duane Reade

SCHEDULE 6.07

TRANSACTIONS WITH AFFILIATES

Loan Party	Description

Duane Reade Inc.	Amended and Restated Employment Agreement dated August 12, 2002, with Anthony J. Cuti.

Duane Reade Inc.	Executive Life Program Split Dollar Agreement between Anthony J. Cuti and Duane Reade, Inc., dated January 25, 2002.

Duane Reade Inc.	Employment Letter, dated June 10, 1999, with John K. Henry .

Duane Reade Inc.	Employment Agreement, dated October 9, 1996, as amended, with Jerry M. Ray.

Duane Reade Inc.	Employment Agreement, dated February 22, 1993, as amended, with Gary Charboneau.

Duane Reade Inc.	Split Dollar Life Insurance Policies covering Messrs. Cuti, Charboneau, Henry & Ray.

Duane Reade Inc.	Long-term cash target awards applicable to Messrs. Charboneau, Ray & Henry.

Duane Reade Inc.	Employment Agreement, dated June 25, 2003, with Timothy R. LaBeau.

Duane Reade Inc.	Consulting Agreement with Transportation Services International, an entity operated by Joseph Cuti.

Duane Reade Inc.	Relationship with DRI Investment Group, LLC, as more fully described in the Company’s most recent Proxy Statement dated June 30, 2004.

Duane Reade Acquisition Corp.

Management Services Agreement, dated as of July 30, 2004, between Oak Hill Capital Management, Inc. and Duane Reade Acquisition Corp., as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.*

*              Effective for purposes of the schedule upon closing of the Rex Transaction.

Duane Reade Holdings and Subsidiaries	Tax Sharing Agreement, dated as of July 30, 2004, among Duane Reade Holdings, Inc. and its Subsidiaries as amended, restated or modified from time to time.*

Stockholders and Registration Rights Agreement, dated as of July 30, 2004, between Duane Reade Holdings, Inc., Duane Reade Shareholders, LLC, and certain members of the management of Duane Reade Inc., as amended, restated or modified from time to time, and the transactions contemplated thereunder.*

Duane Reade Acquisition Corp.	Employment Agreement, dated as of March 19, 2004, and amended on June 18, 2004, between Anthony J. Cuti and Duane Reade Acquisition Corp. and all transactions contemplated thereunder.*

Duane Reade Acquisition Corp.	Employment Agreement, dated as of March 16, 2004, between Gary Charboneau and Duane Reade Acquisition Corp. and all transactions contemplated thereunder.*

Duane Reade Acquisition Corp.	Employment Agreement, dated as of March 16, 2004, between Jerry Ray and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder*

Duane Reade Acquisition Corp.	Employment Agreement, dated as of March 16, 2004, between Timothy LaBeau and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder*

Duane Reade Acquisition Corp	Employment Agreement, dated as of March 16, 2004, between John K. Henry and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder*

Duane Reade Holdings, Inc.	The Duane Reade Holdings, Inc. 2004 Management Stock Option Plan*

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Anthony J. Cuti*

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Gary Charboneau*

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Jerry Ray*

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Timothy LaBeau*

*              Effective for purposes of the schedule upon closing of the Rex Transaction.

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to John K. Henry*

Duane Reade Inc.	Duane Reade Inc. Phantom Stock Plan*

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Gary Charboneau*

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and John K. Henry*

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Timothy LaBeau*

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Jerry Ray*

Preemptive Rights Agreement, dated as July 30, 2004, by and among Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., OHCP DR Co-Investors, LLC, Duane Reade Shareholders, LLC, Duane Reade Holdings, Inc., Duane Reade Inc., Anthony J. Cuti and certain other members of the management of Duane Reade Inc. listed on Schedule 1 thereto*

*              Effective for purposes of the schedule upon closing of the Rex Transaction.